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                                    UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549


                                       FORM 8-K

                          PURSUANT TO SECTION 13 OR 15(d) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

                                   Date of Report
                (Date of earliest event reported):  January 30, 1997

                              SUN HEALTHCARE GROUP, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


      Delaware                    1-12040                  85-0410612
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State or other jurisdiction       Commission               IRS Employer
    of incorporation              File Number          Identification No.

                                  101 Sun Lane, N.E.
                            Albuquerque, New Mexico  87109
                       ---------------------------------------
                       (Address of Principal Executive Offices)

                            Registrant's Telephone Number,
                         Including Area Code:  (505) 821-3355

                 This Current Report on Form 8-K consists of 3 pages.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On December 4, 1996, Sun Healthcare Group, Inc.'s ("Sun") indirect wholly-owned subsidiary, Exceler Health Care Group PLC ("Exceler"), announced its intention to make a cash offer (the "Offer") to purchase all of the outstanding ordinary shares (other than shares already owned by wholly-owned subsidiaries of Sun) of Ashbourne PLC ("Ashbourne"), an operator of nursing homes in the United Kingdom, for a purchase price of 177 pence per share. As at January 31, 1997, Ashbourne owned or managed 49 homes with 3,613 registered beds situated across the U.K.

    On January 30, 1997, the Offer became wholly unconditional, thereby committing Exceler to purchase all Ashbourne shares validly tendered pursuant to the Offer. As of such date, 37,430,978 shares of Ashbourne, or approximately 69.8% of the ordinary shares outstanding, had been tendered. Earlier, a wholly-owned subsidiary of Sun had purchased 15,650,336 shares, or approximately 29.2%, of Ashbourne's outstanding ordinary shares.

    This level of acceptance allows Exceler to begin the process of completing the compulsory acquisition of the remaining Ashbourne shares under Sections 428 to 430E of the U.K. Companies Act 1985, which is expected to be completed during the second quarter of 1997.

    The aggregate cost of acquiring the Ashbourne shares will be approximately 90 million Pounds Sterling ($145 million as of January 30, 1997), excluding acquisition expenses and the costs of purchasing Ashbourne management options. The foregoing acquisition will be funded primarily by borrowings under Sun's revolving line of credit with NationsBank of Texas, N.A., as administrative lender.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

    (a)  Financial Statements of Business Acquired

    As of the date of this Report, it is impracticable to provide the audited financial information for the acquisition described above as required by the rules and regulations of the Securities and Exchange Commission. If required to file any such audited financial information, such audited financial information will be filed as an amendment to this Report as soon as practicable, but not later than sixty days after this Report must be filed. However, Sun believes that such audited financial statements will not be required upon the filing of Sun's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Form 10-K") as it is expected that the acquisition described above will no longer meet the significance test of Regulation S-X when measured against the 1996 Form 10-K. Sun's 1996 Form 10-K is due no later than March 31, 1997.

    (b)  Pro Forma Financial Information

    As of the date of this Report, it is impracticable to provide the pro forma financial information for the acquisition described above as required by the rules and regulations of the Securities and Exchange Commission. If required to file any such pro forma financial information, such pro forma financial information will be filed as an amendment to this Report as soon as practicable, but not later than sixty days after this Report must be filed. However, Sun believes that such pro forma financial information will not be required upon the filing of Sun's 1996 Form 10-K as it is expected that the acquisition described above will no longer meet the significance test of Regulation S-X when measured against the 1996 Form 10-K.

    (c)  Exhibits

    None.


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                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Sun Healthcare Group, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  February 14, 1997              SUN HEALTHCARE GROUP, INC.


                                       /s/ William C. Warrick
                                       ---------------------------------------
                                       William C. Warrick
                                       Vice-President and Corporate Controller